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                                                                    EXHIBIT 99.2


                                 FORM OF PROXY

                     BINGHAM FINANCIAL SERVICES CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             _______________, 2000
                                     [TIME]
                                     [PLACE]
             (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                    BINGHAM FINANCIAL SERVICES CORPORATION)

The undersigned stockholder of Bingham Financial Services Corporation hereby appoints Ronald A. Klein and Gary A. Shiffman, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Bingham Financial Services Corporation upon all subjects that may properly come before the meeting. The Board of Directors knows of no other matters that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND FOR EACH OF THE NOMINEES.

(1) APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 16, 2000, BY AND BETWEEN BINGHAM AND FRANKLIN BANK, N.A. AND THE TRANSACTIONS IT CONTEMPLATES, INCLUDING:

          (A) THE ISSUANCE OF SHARES OF BINGHAM COMMON STOCK TO FRANKLIN STOCKHOLDERS IN THE MERGER, THE CONVERSION OF FRANKLIN STOCK OPTIONS INTO BINGHAM STOCK OPTIONS AND THE ASSUMPTION OF THE FRANKLIN STOCK OPTION PLANS;

     AND

          (B)  THE RECONFIGURATION OF BINGHAM'S BOARD OF DIRECTORS

     AS MORE FULLY DESCRIBED IN THE ACCOMPANYING JOINT PROXY
     STATEMENT/PROSPECTUS

     [ ] FOR                            [ ] AGAINST              [ ] ABSTAIN


(2) APPROVAL OF AN AMENDMENT TO BINGHAM'S 1997 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT CAN BE ISSUED UNDER THE PLAN FROM 10% OF THE TOTAL NUMBER OF ISSUED AND OUTSTANDING SHARES OF BINGHAM COMMON STOCK TO THE GREATER OF 415,000 SHARES OF BINGHAM COMMON STOCK OR 10% OF THE TOTAL NUMBER OF ISSUED AND OUTSTANDING SHARES OF BINGHAM COMMON STOCK.

     [ ] FOR                            [ ] AGAINST              [ ] ABSTAIN

(3)  APPROVAL OF AN AMENDMENT TO BINGHAM'S RESTATED ARTICLES OF
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      INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
      FROM 10,000,000 TO 50,000,000.


      [    ] FOR             [    ] AGAINST            [    ] ABSTAIN




(4)   ELECTION OF DIRECTORS

      (Mark ONE box only)


      [    ] FOR all nominees
      [    ] FOR all nominees except ______________________________________

      Nominees:
      1. Gary A. Shiffman
      2. Daniel E. Bober
      3. Robert H. Orley






Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Receipt of the joint proxy statement/prospectus dated ______________, 2000 is hereby acknowledged.

                                              Dated:            , 2000
                                                      ----------

                                              --------------------------------
                                              Name(s) of Stockholder


                                              --------------------------------
                                              Signature(s) of Stockholder


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               Please detach proxy at perforation before mailing.
 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.
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    VOTE BY TELEPHONE          VOTE BY INTERNET             VOTE BY MAIL
 Call TOLL-FREE using a     Access the WEBSITE and    Return your proxy in the
    Touch-Tone phone            cast your vote          POSTAGE-PAID envelope
                                                              provided.
         1-800-                   http://www.

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                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or internet vote must be received by 5:00 p.m. eastern daylight
time on            to be counted in the final tabulation.

YOUR CONTROL NUMBER IS   [                             ]


VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-800-using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website http://www.      .
You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to:

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The
last vote received before 5:00 p.m. eastern standard time,       will be the
one counted. You may also revoke your proxy by voting in person at the annual meeting.